As filed with the Securities and Exchange Commission on June 5, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
LUCID GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	85-0891392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7373 Gateway Blvd Newark, CA 94560 Telephone: (510) 648-3553
(Address of Principal Executive Offices, Including Zip Code)

Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. Amended and Restated 2021 Employee Stock Purchase Plan attached thereto)
(Full title of the plan)

Silvio Napoli
Chief Executive Officer
7373 Gateway Boulevard
Newark, CA 94560
Telephone: (510) 648-3553
(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Thomas J. Ivey
Brian D. Paulson
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Palo Alto, CA 94301
(650) 470-4522

Brian K. Tomkiel
General Counsel and Corporate Secretary
Lucid Group, Inc.
7373 Gateway Boulevard
Newark, CA 94560
(510) 648-3553

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Lucid Group, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) an additional 23,500,000 shares of Class A common stock, $0.0001 par value per share (the “Common Stock”), issuable to eligible persons under the Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (the “Incentive Plan”) and (ii) an additional 97,807 shares of Common Stock issuable to eligible persons under the Incentive Plan by reason of the recycling provisions of Section 5 of the Incentive Plan.
The Registrant previously filed with the Commission registration statements on Form S-8 (File Nos. 333-259794, 333-265734, 333-271725, 333-279973, and 333-287846) (the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents are incorporated herein by reference:
(a)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Commission on February 24, 2026 (the “Annual Report”);
(b)The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on April 23, 2026, that are incorporated by reference into the Annual Report;
(c)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the Commission on May 5, 2026;
(d)The Registrant’s Current Reports on Form 8-K, as filed with the Commission on January 23, 2026, February 24, 2026, April 14, 2026, April 14, 2026, April 14, 2026, April 29, 2026, June 1, 2026 and June 5, 2026 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission); and
(e)The description of the Registrant’s capital stock which is contained in Exhibit 4.10 of the Annual Report, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (filed herewith)
23.1	Consent of KPMG LLP (filed herewith)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page hereof)
99.1
Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. Amended and Restated 2021 Employee Stock Purchase Plan, attached thereto) (previously filed as Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2026 and incorporated herein by reference).

107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California on the 5th day of June 2026.

LUCID GROUP, INC.

By:	/s/ Taoufiq Boussaid
	Name:	Taoufiq Boussaid
	Title:	Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Silvio Napoli and Taoufiq Boussaid, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Silvio Napoli	Chief Executive Officer and Director	June 5, 2026
Silvio Napoli	(Principal Executive Officer)

/s/ Taoufiq Boussaid	Chief Financial Officer	June 5, 2026
Taoufiq Boussaid	(Principal Financial Officer)

/s/ Gagan Dhingra	Senior Vice President, Finance and Accounting	June 5, 2026
Gagan Dhingra	(Principal Accounting Officer)

/s/ Turqi Alnowaiser	Director	June 5, 2026
Turqi Alnowaiser

/s/ Sachin Kansal	Director	June 5, 2026
Sachin Kansal

/s/ Douglas Grimm	Director	June 5, 2026
Douglas Grimm

/s/ Lisa M. Lambert	Director	June 5, 2026
Lisa M. Lambert

/s/ Andrew Liveris	Director	June 5, 2026
Andrew Liveris

/s/ Nichelle Maynard-Elliott	Director	June 5, 2026
Nichelle Maynard-Elliott

/s/ Chabi Nouri	Director	June 5, 2026
Chabi Nouri

/s/ Ori Winitzer	Director	June 5, 2026
Ori Winitzer